UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2013

Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE.

CUDAHY, WISCONSIN 53110

(Address of Principal Executive Offices) (Zip Code)

(414) 615-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, Scott L. Dobak resigned as our President - Less-than-Truckload and Transportation Management Solutions effective December 31, 2013. We thank Mr. Dobak for his dedicated service and his many contributions to our company, and we wish him well.

On December 27, 2013, we appointed Brian J. van Helden, 45, as our Chief Operating Officer. Mr. van Helden has served as our President — Truckload and Logistics since June 2011 and previously served as our Vice President — Operations from April 2007 to May 2011. Prior to joining our company, Mr. van Helden held various leadership positions over ten years with FedEx Ground, Inc. while most recently serving as a Regional Managing Director for FedEx Ground, Inc., a division of FedEx Corporation, from July 2003 to April 2007, where he was responsible for operational matters in the Midwest and New England. Prior to that, Mr. van Helden held various operations positions with UPS and Roadway Express. There are no arrangements or understandings pursuant to which Mr. van Helden was appointed as our Chief Operating Officer. There are no family relationships among any of our directors, executive officers and Mr. van Helden. There are no related party transactions between us and Mr. van Helden reportable under Item 404(a) of Regulation S-K.

We issued a press release announcing the resignation of Mr. Dobak and the appointment Mr. van Helden as our Chief Operating Officer on December 27, 2013, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: December 27, 2013	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 27, 2013